Exhibit 10.1

FIFTH AMENDMENT

TO

AMENDED AND RESTATED REVOLVING AND TERM LOAN CREDIT AGREEMENT

This Fifth Amendment to Amended and Restated Revolving and Term Loan Credit Agreement (this “Amendment”) is executed effective as of May 27, 2005 (the “Effective Date”), by and among AZZ incorporated, a Texas corporation (“Borrower”), Bank of America, N.A., as Administrative Agent and Collateral Agent for Lenders (in such capacity, “Administrative Agent”) and Lenders party hereto.

A. Borrower, Administrative Agent and Lenders are party to that certain Amended and Restated Revolving and Term Loan Credit Agreement dated as of November 1, 2001, as amended by the First Amendment to Amended and Restated Revolving and Term Loan Credit Agreement dated as of April 4, 2002, the Second Amendment to Amended and Restated Revolving and Term Loan Credit Agreement dated as of March 7, 2003, the Third Amendment to Amended and Restated Revolving and Term Loan Credit Agreement dated as of October 15, 2003 and the Fourth Amendment to Amended and Restated Revolving and Term Loan Credit Agreement dated as of July 2, 2004 (as so amended and as the same may be further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”).

B. Borrower has requested that Administrative Agent and Lenders amend certain terms and provisions of the Credit Agreement.

C. Borrower, Administrative Agent and Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement subject to and upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

Section 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments to Credit Agreement. Effective as of the Effective Date, but subject to satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as set forth below.

(a) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

“‘Applicable Margin’ means, from the Fifth Amendment Closing Date until the third Business Day after the earlier of the delivery of (i) the Compliance Certificate for the fiscal quarter ending May 31, 2005 and (ii) the Permitted Acquisition Certificate in connection with the first Permitted Acquisition occurring after the Fifth Amendment Closing Date, the Applicable Margin set forth in Level 2, and thereafter, on any date of determination, the percentage per annum set forth in the table below for the Type of Borrowing or Commitment Fees (as the case may be) that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to Section 9.3 hereof or the Permitted Acquisition Certificate most recently delivered in connection with a Permitted Acquisition, as the case may be:

		Applicable Margin (per annum)
Level	Leverage Ratio	Eurodollar Rate Borrowing and Commission Fee	Base Rate Borrowing	Commitment Fees
1	Less than or equal to 1.50:1.00	1.000%	0.000%	0.200%
2	Greater than 1.50:1.00, but less than or equal to 2.00:1.00	1.250%	0.000%	0.250%
3	Greater than 2.00:1.00, but less than or equal to 2.50:1.00	1.500%	0.000%	0.300%
4	Greater than 2.50:1.00	1.750%	0.375%	0.375%

Upon delivery of a Compliance Certificate pursuant to Section 9.3, commencing with the Compliance Certificate delivered for the fiscal quarter ending May 31, 2005, or a Permitted Acquisition Compliance Certificate in connection with a Permitted Acquisition, the Applicable Margin shall automatically be adjusted to the rate corresponding to the Leverage Ratio set forth in the table above, such automatic adjustment to take effect prospectively on the third Business Day after receipt by Administrative Agent of the Compliance Certificate or the Permitted Acquisition Compliance Certificate, as the case may be. If Borrower fails to deliver such Compliance Certificate or Permitted Acquisition Compliance Certificate, as the case may be, with respect to any fiscal quarter or any Permitted Acquisition, as the case may be, which sets forth such ratio within the period of time required by Section 9.3 or by the definition of Permitted Acquisition, as the case may be, the Applicable Margin shall automatically be adjusted to that set forth in Level 4. The automatic adjustment provided for in the preceding sentence shall take effect on the last day that the Compliance Certificate or the Permitted Acquisition Compliance Certificate, as the case may be, was required to be delivered and shall remain in effect until subsequently adjusted in accordance herewith upon the delivery of such Compliance Certificate or such Permitted Acquisition Compliance Certificate, as the case may be.”

(b) A new definition of “Fifth Amendment Closing Date” is added to Section 1.1 of the Credit Agreement and shall read as follows:

“‘Fifth Amendment Closing Date’ means May 27, 2005.”

(c) The definition of “Increase Effective Date” is deleted from Section 1.1 of the Credit Agreement.

(d) The definition of “Lenders” in Section 1.1 of the Credit Agreement is amended by deleting therefrom the reference to “Section 2.8(a)”.

(e) The proviso at the end of the definition of “Obligation” in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

“provided that, all references to the “Obligation” in the Collateral Documents and in Sections 3.12, 3.13 and 3.14, shall, in addition to the foregoing, also include all present and future indebtedness, liabilities, and obligations (and renewals and extensions thereof or any part thereof), now or hereafter owed to Person arising from, by virtue of, or pursuant to any Financial Hedge entered into by any Company with such Person, so long as such Person or its Affiliate is a

Lender at the time such Financial Hedge is entered into (and such Person or its Affiliate shall be deemed to be a Lender for purposes of any Collateral Document, Section 12 and Sections 3.12, 3.13 and 3.14 so long as such Financial Hedge is in existence).”

(f) The definition of “Revolver Termination Date” in Section 1.1 of the Credit Agreement is amended to read in its entirety as follows:

“‘Revolver Termination Date’ means the earlier of (a) June 30, 2009 (subject to extension as provided in Section 2.7), and (b) the effective date of any termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility.”

(g) Section 2.7 of the Credit Agreement is amended by amending clause (a) and clause (b) thereof by deleting therefrom “Fourth Amendment Closing Date” and substituting therefor “Fifth Amendment Closing Date.”

(h) Section 2.8 of the Credit Agreement is deleted.

(i) Section 3.10(d) of the Credit Agreement is amended to read in its entirety as follows:

“(d) no more than an aggregate of eight (8) Interest Periods shall be in effect at one time.”

(j) Section 3.12(b)(v) of the Credit Agreement is amended to read in its entirety as follows:

“(v) to the ratable payment of the Principal Debt and the liquidated amount under Financial Hedges owed by any Company to any Lender or its Affiliate, as the case may be (as used in this Section 3.12(b)(v), “ratable payment” means for any Lender or its Affiliate, on any date of determination, that proportion which the sum of the Principal Debt and the liquidated amount under Financial Hedges owed by any Company to any Lender or its Affiliate bears to the sum of the Principal Debt and the liquidated amount under Financial Hedges owed by any Company to all Lenders and their Affiliates;”

(k) Section 9.29(b) of the Credit Agreement is amended to read in its entirety as follows:

“(b) Maximum Leverage Ratio. On and after the Fifth Amendment Closing Date, the Leverage Ratio to be greater than 3.0:1.0 with respect to the immediately preceding Rolling Period.

(l) Section 9.29(c) of the Credit Agreement is amended to read in its entirety as follows:

“(c) Minimum Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio to be less than: (i) from May 31, 2005 through and including February 27, 2007, 1.10:1; and (ii) from February 28, 2007 and thereafter, 1.15:1, in each case determined with respect to the immediately preceding Rolling Period.”

(m) Schedule 2.1 to the Credit Agreement is deleted and replaced by Replacement Schedule 2.1 hereto.

Section 3. Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date when and if Administrative Agent has received the following:

(a) this Amendment, duly executed by Borrower, each Guarantor, each Lender and Administrative Agent;

(b) an amended and restated Revolver Note payable to each Lender in the amount of its respective Committed Sum under the Revolver Facility after giving effect to this Amendment;

(c) copies of the resolutions of Borrower’s Board of Directors approving and authorizing the execution, delivery and performance by Borrower of this Amendment and the transactions contemplated hereby, including the increase in the Committed Sums of Lenders under the Revolver Facility, certified by a Responsible Officer;

(d) a certificate of a Responsible Officer, certifying the names and true signatures of the officers of Borrower authorized to execute and deliver this Amendment;

(e) (i) for each Guarantor that is not a partnership, copies of the resolutions of the Board of Managers or Board of Directors of such Guarantor, approving and authorizing the execution, delivery and performance by such Guarantor of this Amendment and the transactions contemplated hereby, including the increase in the Committed Sums of Lenders under the Revolver Facility, certified by a Responsible Officer of such Guarantor; and (ii) for each Guarantor that is a partnership, evidence of approval and authorization of the execution, delivery and performance by such Guarantor of this Amendment and the transactions contemplated hereby, including the increase in the Committed Sums of Lenders under the Revolver Facility, accompanied by a certificate from the general partner or other appropriate managing partner;

(f) a certificate of a Responsible Officer (or general partner or other appropriate managing partner, as applicable) of each Guarantor, certifying the names and true signatures of the officers of such Guarantor authorized to execute and deliver this Amendment; and

(g) such other assurances, certificates, Loan Documents, other documents, consents and opinions as Administrative Agent may reasonably require.

Section 4. Representations and Warranties of Borrower. Borrower represents and warrants to Lenders and Administrative Agent as set forth below.

(a) The execution, delivery and performance by Borrower of this Amendment and the transactions contemplated hereby, including the increase in the Committed Sums of Lenders under the Revolver Facility, and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval not heretofore obtained of any director, stockholder, security holder or creditor of Borrower, (ii) violate or conflict with any provision of Borrower’s Articles of Incorporation, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or leased or hereafter acquired by Borrower, (iv) violate any Laws applicable to Borrower or (v) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement to which Borrower is a party or by which Borrower or any of its Property is bound or affected.

(b) No authorization, consent, approval, order license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under applicable Law the execution, delivery and performance by Borrower of this Amendment and the transactions contemplated hereby, including the increase in the Committed Sums of Lenders under the Revolver Facility, and the Credit Agreement, as amended hereby.

(c) Each of this Amendment and the Credit Agreement, as amended hereby, has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

(d) The representations and warranties of Borrower contained in Section 8 of the Credit Agreement are true and correct in all material respects as though made on and as of the Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date).

(e) No Default or Potential Default exists or would result from the effectiveness of this Amendment.

(f) Borrower agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve, and protect the guaranties, assurances, and Liens granted, conveyed or assigned by the Credit Agreement and the other Loan Documents.

Section 5. Reference to and Effect on Loan Documents.

(a) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other expression of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(b) Except as specifically amended hereby, all provisions of the Credit Agreement and all Collateral Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Administrative Agent under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

(d) Borrower (A) ratifies and confirms all provisions of the Loan Documents applicable to Borrower, and (B) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent under the Loan Documents by Borrower are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligation.

Section 6. Costs and Expenses. Borrower agrees to pay on demand all reasonable costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for Administrative Agent with respect thereto and with respect to advising Administrative Agent as to its rights and responsibilities hereunder and thereunder.

Section 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This agreement, when countersigned by the parties hereto, shall be a “Loan Document” as defined and referred to in the Credit Agreement and the other Loan Documents.

Section 8. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

Section 9. ENTIRETY. THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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AZZ incorporated

By:	/s/ Dana Perry
Dana Perry, Vice President

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Suzanne M. Paul
Suzanne M. Paul, Vice President

LENDERS:

BANK OF AMERICA, N.A.

By:	/s/ Steven A. Mackenzie
Steven A. Mackenzie, Senior Vice President

COMERICA BANK

By:	/s/ Corey R. Bailey
Corey R. Bailey, Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Jennifer L. Norris

Name:	Jennifer L. Norris

Title:	Senior Vice President

To induce Administrative Agent and Lenders to enter into this Amendment, the undersigned consent and agree (a) to its execution and delivery and terms and conditions thereof, (b) that this document in no way releases, diminishes, impairs, reduces, or otherwise adversely affects any Liens, charges, guaranties, assurances, or other obligations or undertakings of any of the undersigned under any Loan Documents, and (c) waive notice of acceptance of this Amendment, which Amendment binds each of the undersigned and their respective successors and permitted assigns and inures to the benefit of Administrative Agent, Lenders, and their respective successors and permitted assigns.

GUARANTORS:

AZTEC INDUSTRIES, INC.

THE CALVERT COMPANY, INC.

GULF COAST GALVANIZING, INC.

ARKGALV, INC.

ARBOR-CROWLEY, INC.

ATKINSON INDUSTRIES, INC.

AZTEC INDUSTRIES, INC.—MOSS POINT

AUTOMATIC PROCESSING INCORPORATED

ARIZONA GALVANIZING, INC.

HOBSON GALVANIZING, INC.

CGIT WESTBORO, INC.

WESTSIDE GALVANIZING SERVICES, INC.

CARTER AND CRAWLEY, INC.

CENTRAL ELECTRIC COMPANY

CENTRAL ELECTRIC MANUFACTURING COMPANY

ELECTRICAL POWER SYSTEMS, INC.

CLARK CONTROL SYSTEMS, INC.

AZTEC MANUFACTURING PARTNERSHIP, LTD.

By:	AZZ GROUP, LP, its General Partner

By:	AZZ GP, LLC, its General Partner

AZTEC MANUFACTURING – WASKOM PARTNERSHIP, LTD.

By:	AZZ GROUP, LP, its General Partner
	By:	AZZ GP, LLC, its General Partner

RIG-A-LITE PARTNERSHIP, LTD.

By:	AZZ GROUP, LP, its General Partner

By:	AZZ GP, LLC, its General Partner

INTERNATIONAL GALVANIZERS PARTNERSHIP, LTD.

By:	AZZ GROUP, LP, its General Partner
	By:	AZZ GP, LLC, its General Partner

DRILLING RIG ELECTRICAL SYSTEMS CO. PARTNERSHIP, LTD.

By:	AZZ GROUP, LP, its General Partner
	By:	AZZ GP, LLC, its General Partner

AZZ GROUP, LP

By:	AZZ GP, LLC, its General Partner

AZZ GP, LLC AZZ LP, LLC

By:	/s/ Dana L. Perry
Dana L. Perry, Secretary of each of the foregoing entities

AZZ HOLDINGS, INC.

By:	/s/ Mike McLain
Mike McLain, President

REPLACEMENT SCHEDULE 2.1

NAME AND ADDRESS OF LENDERS	TERM FACILITY COMMITMENT SUM	REVOLVER FACILITY COMMITTED SUM	COMMITMENT PERCENTAGE
Bank of America, N.A. 901 Main Street, 67th Floor Dallas, TX 75202 Attn: Steven A. Mackenzie 214-209-3680 phone 214-209-____ fax	$8,181,607.52	$14,875,650.00	49.585500000%

Comerica Bank 8828 Stemmons Freeway, Suite 441 Dallas, TX 75247 Attn: Donald P. Hellman 214-589-4419 phone 972-263-9837 fax	$5,455,180.48	$9,918,510.00	33.061700000%

Wachovia Bank, National Association 5080 Spectrum Drive Suite 500 Addison, TX 75001 Attn: Jennifer Norris 972-419-3119 972-419-3136	$2,863,212.00	$5,205,840.00	17.352800000%

Totals	$16,500,000.00	$30,000,000.00	100.000000000%